ASSIGNMENT AND ASSUMPTION OF RIGHTS UNDER
SHOPPING CENTER PURCHASE AGREEMENT

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, PHILLIPS EDISON GROUP LLC, an Ohio limited liability company (“Assignor”), hereby assigns, transfers and sets over to FAIRLAWN STATION LLC (“Assignee”), all of Assignor’s right, title, and interest as Purchaser in and to that certain Shopping Center Purchase Agreement dated December 13, 2012, as same may have been or may be amended, including any addendum thereto (“Agreement”) with AG/WP Fairlawn Owner, L.L.C., a Delaware limited liability company (“Seller”), as Seller, with respect to the land and improvements thereon located in Fairlawn, Summit County, Ohio, more particularly described in the Agreement, including, but not limited to, its right, title and interest in and to the Deposit (as defined in the Agreement).

Dated: January 30, 2013	PHILLIPS EDISON GROUP, LLC, an Ohio limited liability company
By: PHILLIPS EDISON LIMITED PARTNERSHIP, a Delaware limited partnership, Managing Member
By: PHILLIPS EDISON & COMPANY, INC., a Maryland corporation, General Partner
By: /s/ Robert F. Myers_______________________ Robert F. Myers, Chief Operating Officer

The undersigned, Assignee, hereby accepts the foregoing assignment and hereby assumes and agrees to perform all of Assignor’s obligations under the Agreement and hereby releases, indemnifies and holds Assignor harmless from any loss, cost, liability or expense which may be suffered by Assignor in connection with such Agreement, except for any such loss, cost, liability or expense resulting from the acts of Assignor in connection with the Agreement taken prior to the date of this Assignment without the applicable authorization or consent of the undersigned.

Dated: January 30, 2013	FAIRLAWN STATION LLC, A Delaware limited liability company
By: /s/ Richard J. Smith_____________________ Richard J. Smith, Vice President